Exhibit 10.16
FIRST AMENDMENT TO GUARANTY OF PAYMENT
(Loan B)
     THIS FIRST AMENDMENT TO GUARANTY OF PAYMENT (Loan B) (this “Agreement”) is made as of September 2008, by and between SUNRISE SENIOR LIVING, INC., a corporation organized under the laws of the State of Delaware (“Guarantor”) and CHEVY CHASE BANK, F.S.B., a federal savings bank, its successors and assigns (“Lender”).
RECITALS
     A. Sunrise Connecticut Avenue Assisted Living, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (“Borrower”), obtained a loan from Lender in the principal amount of Ten Million and No/Dollars ($10,000,000.00) (the “Loan B”), which is one of two simultaneous loans made by Lender to Borrower.
     B. Loan B was made pursuant to the provisions of a certain Loan and Security Agreement (Loan B) dated August 28, 2007, by and between Borrower and Lender, as amended by that certain First Amendment to Loan Agreement (Loan B) dated April 15, 2008 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, collectively, the “Loan Agreement”).
     C. Loan B is evidenced by, and repaid with interest in accordance with the provisions of a certain Deed of Trust Note B dated August 28, 2007, from Borrower payable to Lender in the original principal amount of Ten Million and No/Dollars ($10,000,000.00) (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Note”).
     D. Guarantor executed a Guaranty of Payment (Loan B) dated August 28, 2007 (the “Guaranty”) pursuant to which Guarantor guaranteed Borrower’s obligations under the Loan Agreement and the Note.
     E. Borrower and Guarantor have requested and Lender has agreed to (i) waive any defaults which have occurred under those certain financial covenants described in Section 9(c) of the Guaranty for the fiscal year ending December 31, 2007 and the fiscal quarters ending March 31, 2008 and June 30, 2008 and any defaults which may occur during the fiscal quarter ending September 30, 2008; and (ii) make such other changes to the Guaranty as are more particularly set forth herein.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor and Lender agree as follows:

     1. Guarantor and Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.
     2. The Guaranty is hereby amended as follows:
          (a) The following defined terms are hereby added to the end of Section 9(c) (Covenants):
     “Cash Equivalents” means any investment security issued by the United States Government and backed by the full faith and credit of the United States Government.
     “Required Liquidity” has the meaning set forth in Section 9(c)(iv).
          (b) A new subsection (iv) is hereby added to Section 9(c) (Covenants) as follows:
     (d) Required Liquidity. Guarantor will maintain at all times, tested as of the end of each calendar month until Guarantor has complied with the Updated Reporting Requirements (as defined in the Sunrise Senior Financing Agreement) and Guarantor is not otherwise in default under the Sunrise Senior Financing Agreement, liquidity of not less than $50,000,000 composed of availability under the Sunrise Senior Financing Agreement plus up to not more than $50,000,000 in unrestricted cash and unrestricted Cash Equivalents (the “Required Liquidity”). Guarantor shall provide a certificate of compliance with the Required Liquidity on or before fifteen (15) days after the end of each such calendar month. The face amounts of letters of credit outstanding under the Sunrise Senior Financing Agreement and the outstanding amounts of the loans made under the Sunrise Senior Financing Agreement will be deducted from the maximum availability under the Sunrise Senior Financing Agreement for purposes of determining compliance with “Required Liquidity.” During such time as Guarantor is required to comply with the Required Liquidity covenant, Guarantor must also provide evidence of compliance with the Required Liquidity covenant contemporaneously when provided to the Sunrise Bank Group pursuant to the Sunrise Senior Financing Agreement.
     3. Guarantor hereby acknowledges and agrees that, pursuant to the terms of Section 9(c) of the Guaranty, Guarantor is required to comply with certain financial covenants more particularly described therein (the “Financial Covenants”). Guarantor and Lender hereby agree to waive compliance with the Financial Covenants for the fiscal year ending December 31, 2007 and the fiscal quarters ending March 31, 2008 and June 30, 2008. Additionally, Guarantor hereby acknowledges and agrees that Guarantor is not expected to be in compliance with the leverage ratio and the fixed charge coverage ratio for the fiscal quarter ending September 30, 2008. Guarantor and Lender hereby agree to waive compliance with subsections 9(c)(ii)

(Leverage Ratio) and 9(c)(iii) (Fixed Charge Coverage Ratio) for the fiscal quarter ending September 30, 2008.
     4. Guarantor hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Guaranty, as amended hereby. Guarantor agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the obligations of Guarantor under the Guaranty. Except as expressly modified herein, the terms, provisions and covenants of the Guaranty are in all other respects hereby ratified and confirmed and remain in full force and effect.
     5. Guarantor shall pay to Lender at the time this Agreement is executed and delivered (i) a waiver fee in the amount of $1,000.00, and (ii) all fees, costs, charges, taxes and other expenses incurred by Lender and its counsel in connection with this Agreement.
     6. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Guarantor agrees that Lender may rely on a telecopy of any signature of Guarantor. Lender agrees that Guarantor may rely on a telecopy of this Agreement executed by Lender.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, Guarantor and Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:	GUARANTOR:

SUNRISE SENIOR LIVING INC.

	By:	Sunrise Senior Living Inc.

/s/		By:	/s/ Richard J. Nadeau Name: Richard J. Nadeau	(SEAL)
Title: Chief Financial Officer

LENDER:

WITNESS:	CHEVY CHASE BANK, F.S.B.

/s/	By:	/s/		(SEAL)

Name:
Title: